[LOGO OMITTED]

                              NORTH VALLEY BANCORP
                             880 EAST CYPRESS AVENUE
                            REDDING, CALIFORNIA 96002

Dear Shareholders:

         The 2001 Annual Meeting of Shareholders of North Valley Bancorp will be held at 5:00 p.m. on Thursday, May 31, 2001, in the Administrative offices of North Valley Bancorp, 880 East Cypress Avenue, Redding, California. In connection with the Annual Meeting, we are enclosing the following:

         1.       Notice of Annual Meeting of Shareholders.

         2.       Proxy Statement.

         3.       Proxy.

         4.       Annual Report to Shareholders.

         We encourage you to read all of the enclosed materials carefully and invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please return the Proxy, properly completed and executed, as promptly as possible so that your shares may be represented at the Annual Meeting.

         As an added convenience, a shareholder can choose to vote by telephone by calling the toll-free number indicated on the Proxy. If you vote by telephone, you do not need to return the Proxy. Please refer to the Proxy Statement for a more complete description of the voting by telephone procedures.

         We appreciate your support and look forward to seeing you at the Annual Meeting on Thursday, May 31, 2001.

                                            Cordially,



                                            Rudy V. Balma
                                            Chairman of the Board



                                            Michael J. Cushman
                                            President

                              NORTH VALLEY BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, MAY 31, 2001
                                    5:00 P.M.


TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of North Valley Bancorp, a California corporation (the "Corporation"), will be held in the Administrative offices of North Valley Bancorp, 880 East Cypress Avenue, Redding, California, on Thursday, May 31, 2001, at 5:00 P.M., for the following purposes:


         1. To elect the following three (3) nominees as Directors of the Corporation, each for a term of three years:

                  Rudy V. Balma
                  Royce L. Friesen
                  Douglas M. Treadway

         2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Corporation for 2001.

         3. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         Section 15 of the By-laws of the Corporation provides for the nomination of Directors, as follows:

         Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for election of directors; provided however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these By-laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee.

         Only shareholders of record at the close of business on April 16, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


                                        By Order of the Board of Directors,



                                        J. M. ("Mike") Wells, Jr.
                                        Secretary

Redding, California
May 4, 2001


WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU VOTE BY TELEPHONE, AS DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE, YOU DO NOT NEED TO RETURN THE PROXY.

                              NORTH VALLEY BANCORP
                             880 EAST CYPRESS AVENUE
                            REDDING, CALIFORNIA 96002
                                 (530) 226-2900

                                 PROXY STATEMENT


         The enclosed proxy (the "Proxy") is solicited on behalf of the Board of Directors of North Valley Bancorp, a California corporation (the "Corporation"), for use at the Annual Meeting of Shareholders to be held in the Administrative offices of North Valley Bancorp, 880 East Cypress Avenue, Redding, California, at 5:00 p.m., on Thursday, May 31, 2001 and any adjournment or postponement thereof (the "Meeting"). Only shareholders of record at the close of business on April 16, 2001 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Corporation had outstanding 5,827,909 shares of its common stock, no par value (the "Common Stock"). This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about May 4, 2001.

         On each matter submitted to a shareholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in the holder's name on the books of the Corporation as of the Record Date. At the 1998 Annual Meeting of Shareholders, the Corporation's Articles of Incorporation were amended to provide that no holder of any class of stock of the Corporation shall be entitled to cumulate votes in connection with any election of Directors of the Corporation. Therefore, in the election of Directors, each outstanding share of Common Stock is entitled to cast one vote for as many separate nominees as there are Directors to be elected. The nominees who receive the most votes for the number of positions to be filled are elected Directors. With regard to Proposal 2 herein, the affirmative vote of a majority of the votes cast is required for approval of such proposal.

         Shareholders of record may vote their proxies by telephone or mail. A toll-free telephone number is included on the Proxy. Any person submitting a Proxy in the form accompanying this Proxy Statement has the power to revoke or suspend such Proxy prior to its exercise. A Proxy is revocable prior to the Meeting by a written directive to the Corporation, or by a duly executed Proxy bearing a later date, delivered to the Secretary of the Corporation. A Proxy may also be revoked if the shareholder is present and elects to vote in person at the Meeting.

         Any shareholder may choose to vote shares of Common Stock by telephone, by calling the toll-free number (at no cost to the shareholder) indicated on the Proxy. Telephone voting is available 24 hours per day. Easy to follow voice prompts allow a shareholder to vote shares and to confirm that instructions have been properly recorded. The Corporation's telephone voting procedures are designed to authenticate the identity of shareholders by utilizing individual control numbers. If a shareholder votes by telephone, there is no need to return the Proxy.

         The Corporation will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. The Corporation will reimburse brokerage houses, fiduciaries, custodians and others holding stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock. In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and employees of the Corporation may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Corporation will bear. The Corporation may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by the Corporation and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy solicitation firm engaged by the Corporation.

         Each Proxy will be voted as directed by the shareholder submitting the Proxy, and, if no instructions are given on the Proxy, it will be voted "FOR" the election of the three nominees for Director recommended by the Board of Directors, "FOR" ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Corporation for the 2001 fiscal year, all as described in the Proxy Statement; and, at the proxy holders' discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). A majority of the shares entitled to vote, represented either in person or by a properly executed Proxy, will constitute a quorum at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Abstentions will be included in tabulations of the votes cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

         A copy of the Annual Report of the Corporation for the fiscal year ended December 31, 2000, including audited financial statements (the "Annual Report"), is enclosed. Additional copies of the Annual Report are available upon request to J. M. ("Mike") Wells, Jr., Secretary of the Corporation. THE ANNUAL REPORT INCLUDES A COPY OF THE CORPORATION'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. MR. WELLS MAY BE CONTACTED AT NORTH VALLEY BANCORP, 880 EAST CYPRESS AVENUE, REDDING, CALIFORNIA 96002.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The By-laws of the Corporation provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may, in the discretion of the Chairman of the Meeting, be disregarded, and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s).

         The By-laws of the Corporation provide that the authorized number of Directors shall be not less than six (6) nor more than eleven (11). The exact number of members of the Board of Directors has been set at ten (10). The number of Directors to be elected at the Meeting and to hold office until their successors have been elected and qualified is three (3), as described below.

         At the Special Meeting of Shareholders of the Corporation held on March 28, 2000, the shareholders approved certain amendments to the Articles of Incorporation and By-laws of the Corporation concerning the classification of the Board of Directors. Such amendments provide that, in the event that the authorized number of Directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal, as nearly as practicable, to one-third the total number of directors. Directors in Class I shall initially serve for a term expiring at the 2001 Annual Meeting of Shareholders, directors in Class II shall initially serve for a term expiring at the 2002 Annual Meeting of Shareholders, and directors in Class III shall initially serve for a term expiring at the 2003 Annual Meeting of Shareholders. Thereafter, each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected.

         Upon consummation of the merger transactions with Six Rivers National Bank, the Board of Directors was increased to ten (10) members and the Board of Directors was divided into three classes: Class I, Class II and Class III. As provided in the amended Articles of Incorporation and By-laws of the Corporation, the directors in Class I initially serve for a term of one (1) year; the directors in Class II initially serve for a term of two (2) years; and the directors in Class III serve for a term of three (3) years. Set forth below is the composition of Directors following consummation of the merger transactions with Six Rivers National Bank, as elected at the Annual Meeting of Shareholders of the Corporation held on May 30, 2000, and following the appointment of Dolores M. Vellutini and Kevin D. Hartwick as Directors:

         CLASS I DIRECTORS         CLASS II DIRECTORS        CLASS III DIRECTORS

         Rudy V. Balma             William W. Cox            Michael J. Cushman
         Royce L. Friesen          Thomas J. Ludden          Dan W. Ghidinelli
         Douglas M. Treadway       Dolores M. Vellutini      J. M. Wells, Jr.
                                                             Kevin D. Hartwick


         Accordingly, three (3) Class I Directors will be elected at the Meeting, each to serve for a three-year term expiring at the 2004 Annual Meeting of Shareholders. All Proxies will be voted for the election of the following three (3) nominees recommended by the Board of Directors, unless authority to vote for the election of any or all Directors is withheld. All of the nominees are incumbent Directors.

                                CLASS I DIRECTORS

                                Rudy V. Balma
                                Royce L. Friesen
                                Douglas M. Treadway

If any of the nominees should unexpectedly decline or be unable to act as a Director, the Proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above. The three (3) candidates receiving the highest number of votes will be elected.

         The Board of Directors recommends a vote "FOR" each of the three (3) nominees listed above as Class I Directors: Rudy V. Balma, Royce L. Friesen, and Douglas M. Treadway.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

         To the knowledge of the Corporation, as of the Record Date, no person or entity was the beneficial owner of more than five percent (5%) of the outstanding shares of the Corporation's Common Stock, except as described below and in the following tables. For the purpose of this disclosure and the disclosure of ownership of shares by management, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) within 60 days of the Record Date.

                                            Amount and
                   Name and Address         Nature of               Percent
Title of Class    of Beneficial Owner       Beneficial Ownership   of Class (1)
--------------    -------------------       --------------------   ------------

Common Stock      Wellington Management           464,200              8.0%
                  Company LLP
                  75 State Street
                  Boston MA 02109

-----------------
(1) Percentage calculated based on 5,827,909 shares outstanding as of the Record Date.


         The following table sets forth certain information regarding ownership of the Corporation's Common Stock with respect to each Director of the Corporation, North Valley Bank and Six Rivers National Bank, each person nominated for election as a Director and each executive officer named in the Summary Compensation Table elsewhere herein, as well as for all other executive officers of North Valley Bank and Six Rivers National Bank and for all current Directors and executive officers as a group. All of the shares of Common Stock of the Corporation shown in the following table are owned both of record and beneficially, except as indicated in the notes to the table, as of the Record Date. The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnote references set forth in the column "Amount and Nature of Beneficial Ownership."


Name and Address of                                   Amount and Nature of           Percent
Beneficial Owner           Position                  Beneficial Ownership(1)       of Class(2)
------------------         --------                  -----------------------       -----------
Rudy V. Balma              Chairman of the Board,          265,427(3)(4)               4.6
                           North Valley Bancorp
                           North Valley Bank

Sharon L. Benson           Senior Vice President            15,434                       *
                           and Controller(5)


William W. Cox             Director,                        22,896(6)                    *
                           North Valley Bancorp
                           North Valley Bank

Michael J. Cushman         President and Chief             211,741(3)                  3.6
                           Executive Officer and Director,
                           North Valley Bancorp
                           North Valley Bank
                           Six Rivers National Bank
                           Bank Processing, Inc.

Edward J. Czajka           Senior Vice President             2,200                       *
                           and Chief Financial Officer(5)

Royce L. Friesen           Director,                        15,410                       *
                           North Valley Bancorp
                           North Valley Bank

Dan W. Ghidinelli          Director,                        53,312(7)                  1.0
                           North Valley Bancorp
                           North Valley Bank

Kevin D. Hartwick          Director,                        17,817                       *
                           North Valley Bancorp
                           Six Rivers National Bank

William T. Kay, Jr.        Chairman of the Board,           32,328                       *
                           Six Rivers National Bank

Thomas J. Ludden           Director,                        42,508                       *
                           North Valley Bancorp
                           North Valley Bank
                           Bank Processing, Inc.

Warren L. Murphy           Director,                       129,083                     2.2
                           Six Rivers National Bank

Marjorie L. Plum           Executive Vice President         25,214                       *
                           and Branch Administrator,
                           Six Rivers National Bank


Name and Address of                                   Amount and Nature of           Percent
Beneficial Owner           Position                  Beneficial Ownership(1)       of Class(2)
------------------         --------                  -----------------------       -----------
Jack R. Richter            Senior Vice President            20,400                       *
                           and Chief Operating Officer(5)

Douglas M. Treadway        Director,                        22,320                       *
                           North Valley Bancorp
                           North Valley Bank

Dolores M. Vellutini       Director,                        52,988                     1.0
                           North Valley Bancorp
                           Six Rivers National Bank

J.M. ("Mike") Wells, Jr.   Director, General Counsel       264,449(3)(8)               4.5
                           and Secretary,
                           North Valley Bancorp
                           North Valley Bank
                           Six Rivers National Bank
                           Bank Processing, Inc.

Eric J. Woodstrom          Senior Vice President             6,000                       *
                           and Chief Credit Officer(5)

All directors and executive officers as a group
(17 persons) (9)                                           681,574(10)                11.7(11)

---------------------------

(1) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting and investment power with a spouse, sole investment and voting power is held by the beneficial owner of all shares unless noted otherwise. Includes stock options granted pursuant to the North Valley Bancorp 1989 Director Stock Option Plan, the North Valley Bancorp 1998 Employee Stock Incentive Plan and the North Valley Bancorp 1999 Director Stock Option Plan with: 20,400 shares exercisable within 60 days of the Record Date by Mr. Balma; 12,000 shares exercisable within 60 days of the Record Date by Mrs. Benson; 2,000 shares exercisable within 60 days of the Record Date by Mr. Czajka; 20,000 shares exercisable within 60 days of the Record Date by Mr. Cox; 28,500 shares exercisable within 60 days of the Record Date by Mr. Cushman; 6,000 shares exercisable with 60 days of the Record Date by Mr. Friesen; 30,200 shares exercisable within 60 days of the Record Date by Mr. Ghidinelli; 11,867 shares exercisable within 60 days of the Record Date by Mr. Hartwick; 15,537 shares exercisable within 60 days of the Record Date by Mr. Kay; 19,108 shares exercisable within 60 days of the Record Date by Mr. Ludden; 14,947 shares exercisable within 60 days of the Record Date by Mr. Murphy; 17,012 shares exercisable within 60 days of the Record Date by Mrs. Plum; 18,000 shares exercisable within 60 days of the Record Date by Mr. Richter; 20,200 shares exercisable within 60 days of the Record Date by Mr. Treadway; 20,083 shares exercisable within 60 days of the Record Date by Ms. Vellutini; 33,100 shares exercisable within 60 days of the Record Date by Mr. Wells; and 4,000 shares exercisable within 60 days of the Record Date by Mr. Woodstrom.

(2) Includes stock options exercisable within 60 days of the Record Date. An "*" indicates less than one percent.

(3) Includes 172,651 shares for each of Messrs. Balma, Cushman and Wells relative to the North Valley Bancorp Employee Stock Ownership Plan. Messrs. Balma, Cushman and Wells constitute the Administrative Committee (ESOP) and have authority to instruct the ESOP Trustee with regard to voting of these shares. Messrs. Balma, Cushman and Wells, as members of the Administrative Committee (ESOP), disclaim beneficial ownership with respect to all those shares. Mr. Cushman, Mrs. Benson, Mr. Czajka, Mrs. Plum, Mr. Richter, and Mr. Woodstrom are participants in the ESOP.

(4) Includes 72,376 shares held by The Balma Family Trust, of which Mr. Balma is trustee.

(5) Sharon L. Benson is Senior Vice President and Controller of North Valley Bancorp, North Valley Bank, Six Rivers National Bank, and Bank Processing, Inc.; Edward J. Czajka is Senior Vice President and Chief Financial Officer of North Valley Bancorp, North Valley Bank, Six Rivers National Bank, and Bank Processing, Inc.; Jack R. Richter is Senior Vice President and Chief Operating Officer of North Valley Bancorp, North Valley Bank, Six Rivers National Bank, and Bank Processing, Inc.; Eric J. Woodstrom is Senior Vice President and Chief Credit Officer of North Valley Bancorp, North Valley Bank, and Bank Processing, Inc., and Senior Vice President and Credit Administrator of Six Rivers National Bank.

(6) Includes 610 shares held by Mr. Cox's spouse and as to which Mr. Cox disclaims beneficial ownership.

(7) Includes 18,312 shares held by The Balma Grandchildren Trust, of which Mr. Ghidinelli is a trustee and as to which Mr. Ghidinelli disclaims beneficial ownership.

(8) Includes 57,698 shares held by The Wells Family Trust, of which Mr. Wells is trustee. Includes 1,000 shares held by Mr. Wells' spouse and as to which Mr. Wells disclaims beneficial ownership.

(9) This group includes all current executive officers and Directors of the Corporation and its subsidiaries, North Valley Bank and Six Rivers National Bank.

(10) See footnotes 3, 4, 6, 7 and 8. Excludes 172,651 shares relative to Messrs. Balma, Cushman and Wells. Includes 35,898 shares subject to options exercisable within 60 days of the Record Date by the Directors under the 1989 Director Stock Option Plan; 193,544 shares subject to options exercisable within 60 days of the Record Date by the Directors under the 1999 Director Stock Option Plan; and 81,512 shares subject to options exercisable within 60 days of the Record Date by Sharon Benson, Marjorie L. Plum, and Messrs. Cushman, Czajka, Richter and Woodward under the 1998 Employee Stock Incentive Plan.

(11) In calculating the percentage of ownership, all shares which the identified person has the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

         Certain information with respect to the three nominees for Director of the Corporation is provided below:

         Rudy V. Balma (age 72), the founding Chairman of the Board of Directors and a Director of the Corporation since 1982, is a retired licensed funeral director and former President of Redding Memorial Park, doing business as Redding Cemetery and McDonald's Chapel.

         Royce L. Friesen, RPh., (age 62), a Director of the Corporation since May 1999, is Chairman of the Board of Owens Healthcare in Redding, California, having previously served as President, Chief Executive Officer and owner since 1968. Owens Healthcare, a management company, was formed to provide support and coordination among ten retail and home care pharmacies located throughout Northern California.

         Douglas M. Treadway (age 58), a Director of the Corporation since February 1997, is President of Shasta College and has served in that capacity since 1994. From 1991 to 1994, he was Chancellor for the North Dakota University System.


         Certain information with respect to the continuing Directors (Class II and Class III Directors) and the current executive officers of the Corporation and its subsidiaries is provided below:

         Sharon L. Benson (age 48) has served as Senior Vice President and Controller of the Corporation and its subsidiaries since January of 2001. Prior to that, she served as Senior Vice President and Chief Financial Officer of the Corporation and its subsidiaries since July 1997, and prior to that as Vice President/Accounting since December 1990.

         William W. Cox, CRE, CCIM (age 53), a Director of the Corporation since February 1997, has been owner and President of Cox Real Estate Consultants, Inc., since April 1996. From October 1987 to August 1996, he was President and 50% owner of Haedrich & Cox, Inc., a real estate brokerage company.

         Michael J. Cushman (age 46), a Director of the Corporation since February 1999, was promoted and appointed President and Chief Executive Officer of the Corporation and its then existing subsidiaries on February 10, 1999. On January 3, 2001, Mr. Cushman was appointed President and Chief Executive Officer of Six Rivers National Bank. Prior to that, and from the time he joined North Valley Bank on March 23, 1998, he served as Senior Vice President and Chief Business Banking Officer. From March 1995 through March 1998, he was a self-employed investor, and from November of 1994 through March of 1995 served as Vice President of Tri-Counties Bank, which acquired Country National Bank in November of 1994 where Mr. Cushman had served as President and Chief Executive Officer since September of 1992.

         Edward J. Czajka (age 36) has served as Senior Vice President and Chief Financial Officer of the Corporation and its subsidiaries since January of 2001. Prior to joining the Corporation, Mr. Czajka served since 1994 as Vice President and Controller of Pacific Capital Bancorp in Santa Barbara, California, and as Chief Financial Officer of its subsidiary bank, First National Bank of Central California.

         Dan W. Ghidinelli (age 53), a Director of the Corporation since 1993, has been a Certified Public Accountant and partner with Nystrom & Company LLP since 1974.

         Kevin D. Hartwick (age 39), a Director of the Corporation since October 2000 and a Director of Six Rivers National Bank since 1996, has been a Certified Public Accountant and managing partner with Cholwell Benz & Hartwick in Crescent City, California, since 1989.

         William T. Kay, Jr. (age 56), founding Chairman of the Board of Directors of Six Rivers National Bank since 1989, is an attorney at law and partner with Ferro & Kay, Attorneys at Law, in Arcata, California.

         Thomas J. Ludden (age 68), a Director of the Corporation since 1991, is a retired educator in the Weaverville School District in Trinity County, California, owner of the Tri-L Ranch, a tree farm, since 1956, and retired owner and President of Ludden & Co., Inc., a dry goods and clothing business located in Weaverville, California. He has also served as Trustee for the Shasta-Tehama-Trinity JCCD since 1967, and as Trustee for the Lions Eye Foundation CA/NEV since July 1988.

         Warren L. Murphy (age 48), has served as a Director of Six Rivers National Bank since its founding in 1989 and is an independent businessman.

         Marjorie L. Plum (age 55), joined Six Rivers National Bank in 1989 as Vice President and Chief Financial Officer. From 1993 to present, she has served as Executive Vice President and Branch Administrator of Six Rivers National Bank.

         Jack R. Richter (age 54) has served as the Corporation's Senior Vice President and Chief Operating Officer since October 1999. Prior to that, he served as Senior Vice President and Chief Credit Officer since joining the Corporation on April 14, 1998. From February 1996 until April 1998, he was Relationship Manager for Tri-Counties Bank in Redding, California; and from February 1990 until February 1996, Mr. Richter served as Senior Business Banking Officer for Bank of California in Redding, California.

         Dolores M. Vellutini (age 63), a founding Director of the Corporation since October 2000 and a founding Director of Six Rivers National Bank since 1989, has been owner and President of Eureka Baking Company in Eureka, California, since 1988. In addition, she is a developer and the owner of Vellutini Properties in Eureka, California.

         J. M. ("Mike") Wells, Jr. (age 60), the General Counsel and Secretary of the Board of Directors of the Corporation and a founding member of the Board of Directors of the Corporation since 1982, is an attorney with Wells, Small, Selke & Graham, a Law Corporation, located in Redding, California. Mr. Wells has practiced law with that firm since 1972.

         Eric J. Woodstrom (age 42) has served as Senior Vice President and Chief Credit Officer since joining the Corporation in October 1999. Prior to joining the Corporation, Mr. Woodstrom served in executive management roles in Southern California community banks and was a manager in the Los Angeles office of the Secura Group, a leading bank consulting company, where he provided risk management consulting services to financial services companies throughout the United States. He began his banking career with the Office of the Comptroller of the Currency with almost eight years experience as a National Bank Examiner.

         None of the Corporation's Directors is a director of any other reporting company. There are no family relationships between any of the Directors and executive officers of the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Corporation has established an Audit Committee. Currently, the members of the Audit Committee are Messrs. Balma, Ghidinelli (Chairman), Friesen, and Hartwick. The Audit Committee met three times during 2000. The functions of the Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants whose duty is to audit the books and records of the Corporation for the fiscal year for which it is appointed, to review and analyze the reports of the Corporation's independent public accountants, to analyze the results of internal and regulatory examinations, to monitor the effectiveness of the Corporation's accounting system and financial reporting and to interface with the Corporation's independent public accountants concerning additional specific engagements requested by the Corporation.

         The Corporation has a Director Replacement Committee, or nominating committee, which recommends and nominates qualified individuals to serve on the Corporation's Board of Directors. Committee members are Messrs. Balma, Cushman, Ghidinelli (Chairman) and Wells. The Committee did not meet during 2000. See the Notice of Annual Meeting of Shareholders for nominating procedures.

         The Corporation has an Executive Committee, the current members of which are Messrs. Balma (Chairman), Cox, Cushman, Vellutini and Wells. The functions of the Executive Committee are to review and make decisions on actions that are required between regular Meetings of the Board of Directors. The Executive Committee met six times during 2000.

         The entire Board of Directors of the Corporation performed the function of a compensation committee during 2000, which was to determine annual compensation for executive officers of the Corporation and its subsidiaries.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year 2000, Mr. Cushman participated in deliberations of the Corporation's Board of Directors concerning executive officer compensation for all executive officers excluding himself.

MEETINGS OF THE BOARD OF DIRECTORS

         During 2000, the Board of Directors held twelve regularly scheduled meetings and three special meetings. In 2000, each Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a Director) and the total number of meetings of Committees of the Board of Directors on which such Director served (during the periods that he or she served).


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's Directors and executive officers and persons who own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, Directors and greater than 10% shareholders are required by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

         To the Corporation's knowledge, based solely on a review of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, Directors and 10% shareholders were complied with on a timely basis.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation of the President and Chief Executive Officer of the Corporation and the other most highly compensated executive officers (whose total annual salary and bonus exceeds $100,000) for services in all capacities to the Corporation and its subsidiaries during 2000, 1999 and 1998:


                           SUMMARY COMPENSATION TABLE

                                                                                  Long-
                                                                                  Term
                                                                                  Compen-
                                                                                  sation
                                              Annual Compensation                 Awards
                                    ----------------------------------------    ---------
                                                                                  Secur-       All
                                                                                  ities       Other
                                                                Other Annual      Under-      Compen-
Name and Principal                   Salary         Bonus       Compensation      lying       sation
Position(1)              Year          (2)           (3)            (4)          Options      (5)(6)
------------------     --------     ---------     ---------     ------------    ---------     -------
Michael J.               2000        $175,000       $61,250          $ 2,050       47,500     $ 2,240
Cushman
President &              1999        $140,000       $25,000          $ 1,435       47,500     $ 4,988
Chief Executive
Officer                  1998          96,000           -0-              547       25,000     $   -0-


Sharon L. Benson         2000        $ 90,000       $22,500          $   -0-       20,000     $ 1,314
Senior Vice
President &              1999        $ 73,508       $14,000          $   -0-       20,000     $ 2,575
Controller
                         1998        $ 70,000       $18,000          $   -0-          -0-     $   -0-


Jack R. Richter          2000        $110,000       $27,500          $   820       30,000     $ 1,752
Senior Vice
President &              1999        $ 89,258       $18,000          $   410       30,000     $ 3,544
Chief
Operating                1998        $ 85,008       $25,000          $   -0-       20,000     $   -0-
Officer

Eric J.                  2000        $100,000       $25,000          $   -0-       10,000     $   190
Woodstrom
Senior Vice              1999        $ 96,000       $ 5,000          $   -0-       10,000     $   -0-
President &
Chief Credit             1998             N/A           N/A              N/A          N/A         N/A
Officer

--------------------------
(1) Eric J. Woodstrom joined the Corporation in October of 1999 at a salary of $96,000 per year and was paid a bonus of $5,000 in January 2000. Edward J. Czajka, Senior Vice President and Chief Financial Officer of the Corporation (not shown on the above compensation table) joined the Corporation and its subsidiaries in January of 2001 at a salary of $110,000 per year.

(2) Base salary includes 401(k) Plan and Executive Deferred Compensation Plan ("EDCP") contributions made by the officers.

(3) Includes bonus amounts in the year paid, rather than in the year earned.

(4)      Represents the cost of a company car for Messrs. Cushman and Richter.

(5) Represents matching contributions made by the Corporation under the Corporation's 401(k) Plan, and make-up contributions made by the Corporation under the EDCP.

(6)      Includes an annual allocation of Common Stock under the ESOP for 2000.

         There were no stock options granted to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

         No stock options were exercised in 2000 by any of the persons named in the Summary Compensation Table. For information regarding stock options held by these persons, see "Security Ownership of Certain Beneficial Owners and Management" on page 4.


EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

         As of December 31, 2000, no employment agreement existed with any current executive officer of the Corporation or its subsidiaries. The Corporation is currently negotiating and contemplates entering into Employment Agreements with all of its executive officers in 2001.

         In the event of a sale, dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation, all options outstanding under the 1989 Director Stock Option Plan, the 1998 Employee Stock Incentive Plan and the 1999 Director Stock Option Plan which at the time are not fully vested may, nonetheless, under the terms of the relevant agreement of merger or consolidation or plan of sale, liquidation or dissolution, be entitled to be exercised as if they were fully (100 percent) vested. Summary information regarding each Corporation stock option plan is set forth below in this Proxy Statement.

         The new North Valley Bank Deferred Compensation Plan and Six Rivers National Bank Deferred Compensation Plan, effective as of January 1, 2001, plus the existing Supplemental Executive Retirement Plan, Executive Deferred Compensation Plan and Supplemental Retirement Plan for Directors, all provide for the acceleration of the payment of benefits thereunder upon a change in control of the Corporation. Summary information regarding each such plan is set forth below.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, SUPPLEMENTAL RETIREMENT PLAN FOR DIRECTORS, AND EXECUTIVE DEFERRED COMPENSATION PLAN

         During the year 2000, the Board of Directors of the Corporation studied and evaluated various methods of updating its existing Supplemental Executive Retirement Plan, Supplemental Retirement Plan for Directors, and Executive Deferred Compensation Plan in order to keep the Company and its subsidiaries competitive in attracting and retaining well qualified executive employees and attracting and retaining high quality active and dedicated Directors.

         The Corporation has engaged Bank Compensation Strategies, Inc., to consult with the Board of Directors and management concerning the various methods of providing supplemental retirement benefits that would be comparable to those established by banks and bank holding companies of comparable size.

         In this regard, the Corporation intends to replace the existing Supplemental Executive Retirement Plan, which is described in a following paragraph, with a Salary Continuation Plan for each of the executive officers of the Corporation. This Salary Continuation Plan will be similar to the existing Supplemental Executive Retirement Plan, but will reflect many of the current concepts being utilized in supplemental executive retirement compensation arrangements. The Corporation has also updated its Executive Deferred Compensation Plan for executives and directors effective as of January 1, 2001. In this regard, the Corporation has entered into individual Executive Deferred Compensation Agreements with executive officers and Director Deferred Fee Agreements with Directors, effective January 1, 2001.

         Effective January 1, 2001, the Corporation terminated the Supplemental Retirement Plan for Directors, described below (except for those benefits under the Plan which have accrued to former Directors who have already retired).

         In consulting with Bank Compensation Strategies, Inc., the Corporation determined that it would be more cost effective for the Corporation to acquire prepaid policies of insurance to fund these anticipated future obligations than to pay annual premiums. The Corporation, as a result of the payment of these premiums, will have cash values in the policies in excess of the amount paid for those policies. During 2000, the Company and/or its subsidiaries paid insurance premiums of $11,866,946 in order to fund its obligations under the existing plans and the anticipated obligations under the new plans, which will become effective in 2001.

         Please refer to the following paragraphs which describe the Supplemental Executive Retirement Plan, Supplemental Retirement Plan for Directors, and Executive Deferred Compensation Plan.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Supplemental Executive Retirement Plan (the "Executive Retirement Plan") was established by the Corporation effective October 1, 1988, for the purpose of providing supplemental retirement benefits to key employees of the Corporation and its subsidiaries designated by the Board of Directors. The Executive Retirement Plan is administered by a committee of three persons appointed by the Chairman of the Board, and is an unfunded and unsecured plan as defined in sections 201, 301 and 401 of ERISA (Employee Retirement Income Security Act of 1974).

         The Executive Retirement Plan provides for two general classes of benefits:

         (1) Retirement benefits commencing at age 65 or upon termination within two years after a change in control of the Corporation, payable monthly for not less than ten years in an amount, depending upon length of service, equal to up to 45% of the executive's highest average monthly compensation for any 36 consecutive months during his last 60 months of service. "Compensation" includes base salary and bonuses. An early retirement benefit is also available if the executive retires early between the ages of 55 and 65 after not less than ten years of service. If commencement of payment of the early retirement benefit is deferred until the executive attains age 65, it is equal to the normal retirement benefit; if payment commences prior to age 65, the monthly benefit is reduced according to a formula set forth in the Executive Retirement Plan. Optional benefit forms, such as joint/survivor annuities, are also available.

         (2) Survivor benefits payable after death occurring either while employed or after employment but before commencement of normal retirement benefits. The survivor benefit is generally equal to the greater of the normal retirement benefit which would have been payable to the executive or 36 times his highest average monthly compensation and is payable in ten equal annual installments.

         Vesting of benefits under the Executive Retirement Plan is 100% if termination occurs within 24 months after change in control of the Corporation or as a result of disability, retirement on or after the age of 65 or death. For any other reason, vesting occurs at the rate of 25% for each year of credited service. Benefits are reduced by an amount equal to 50% of the amount of any monthly primary Social Security benefit (determined at age 65) or, in the case of commencement of payment of early retirement benefits prior to age 65, by 50% of the monthly primary Social Security benefit that would become payable at age 65, determined under the terms of the Social Security Act in effect at the time early retirement benefits commence.

         As in the case of the Directors' Retirement Plan (as defined below), the Corporation (or the subsidiary responsible for payment of benefits) may purchase insurance policies or annuity contracts to provide for payment of benefits under the Executive Retirement Plan, but persons entitled to benefits have no right to such policies or contracts or other specific assets or properties of the Corporation or its subsidiaries unless express trusts of any such assets or properties have been established for the purpose of payment of benefits.

         The following table illustrates the approximate retirement income that may become payable to a key employee credited with the number of years of service shown, assuming that benefits commence at age 65 and are payable in the form of an annuity for the employee's life or for 10 years (whichever is greater):


                            ANNUAL RETIREMENT INCOME
                            Years of Credited Service
Final Average                                                            10
Compensation        2            4            6             8           or more
------------      ------       ------       ------        ------        ------
$ 60,000           5,400       10,800       16,200        21,600        27,000
  80,000           7,200       14,400       21,600        28,800        36,000
 100,000           9,000       18,000       27,000        36,000        45,000
 120,000          10,800       21,600       32,400        43,200        54,000
 140,000          12,600       25,200       37,800        50,400        63,000
 160,000          14,400       28,800       43,200        57,600        72,000
 180,000          16,200       32,400       48,600        64,800        81,000
 200,000          18,000       36,000       54,000        72,000        90,000


         As of December 31, 2000, the Corporation's accrued obligation under the Supplemental Executive Retirement Plan was $1,990,488.

         Messrs. Cushman, Richter, Woodstrom, and Mrs. Benson, were eligible for retirement benefits under this Plan and will be eligible for benefits under the Salary Continuation Plan to take effect in 2001, as well as other executive employees of the Corporation and its subsidiaries, Edward J. Czajka and Marjorie
L. Plum.

         EXECUTIVE DEFERRED COMPENSATION PLAN. The EDCP, which was established by the Corporation effective January 1, 1989 and continued through December 31, 2000, provided tax planning opportunities and supplemental retirement or death benefits to Directors and selected key employees or their designated beneficiaries or surviving spouses, children or estates. It is administered by a committee of not less than three persons appointed by the Chairman of the Board of Directors. Although the EDCP is intended to be an unfunded and unsecured plan as defined in sections 201, 301 and 401 of ERISA, the employer (the Corporation or a subsidiary thereof) responsible for payment of benefits may establish trusts, which may be irrevocable but which are subject to the claims of the Corporation's creditors, to provide for payment thereof.

         Participants may elect to defer to their account under the EDCP not less than $2,400 in amount, up to 100%, of their annual compensation. The employer is required to make matching contributions in the amount of 25% of the amount deferred up to a maximum of 5% of compensation before deferrals, and may also make discretionary contributions in any amount.

         EDCP benefits are payable from participants' individual accounts upon termination within 24 months of a change of control of the Corporation or as the result of normal or early retirement, disability or death, or under other limited circumstances. Benefits are payable usually over a period of five years in the case of directors and 10 years in the case of executives, in equal monthly installments commencing on a date chosen by the participant not later than 60 days after the end of the month in which termination of service occurs. Other payment alternatives which may be elected at the discretion of the administrative committee of the EDCP include payment in a single sum or over a period of 15 years, and early withdrawals in limited amounts and hardship distributions are permitted. All amounts deferred are immediately vested at 100%; discretionary contributions are vested as set forth by agreement with the participant at the time of the related deferral, and matching contributions are vested according to the schedule set forth for matching contributions under the Corporation's Deferred Salary Profit-Sharing Thrift Plan.

         As of December 31, 2000, the Corporation's accrued obligation under the Executive Deferred Compensation Plan was $483,338 for Executives and $1,052,229 for Directors.

         DEFERRED COMPENSATION PLAN. The Deferred Compensation Plan ("DCP"), adopted by the Directors of the Corporation and its subsidiaries effective January 1, 2001, is a non-qualified executive benefit plan in which the eligible director/executive voluntarily elects to defer some or all of his or her current fees in exchange for the Corporation's promise to pay a deferred benefit. The deferred fees are credited with interest under the plan and the accrued liability is paid to the director/executive at retirement. Unlike a 401(k) plan or a pension plan, a DCP is a non-qualified plan. Accordingly, this plan is selectively made available to certain highly compensated employees and directors/executives without regard to the nondiscrimination requirements of qualified plans. The DCP is also an unfunded plan which means there are no specific assets set aside to fund the plan. The Corporation has purchased life insurance policies in order to provide for payment of its obligations under the Deferred Compensation Plan, but the director/executive has no rights under the plan beyond those of a general creditor of the plan sponsor. The deferred amount is not taxable income to the individual and is not a tax-deductible expense to the plan sponsor.

         The DCP is embodied in a written agreement between the plan sponsor and the director/executive selected to participate in the plan. The agreement includes provisions that indicate the benefits to be provided at retirement or in the event of death, disability, or termination of board membership prior to retirement. The agreement usually provides for full vesting of deferred amounts since the director/executive is setting aside his or her current fees. If the individual leaves the plan sponsor, the account balance would be paid according to the terms specified in the agreement. If the individual were to die prior to or during retirement, the promised benefits would be paid to the individual's beneficiary or estate.

         The Corporation's accrued obligations under the previous Executive Deferred Compensation Plan for Executives and Directors will be carried over into the new Deferred Compensation Plan.


COMPENSATION OF DIRECTORS

         GENERAL. During 2000, each Director received fees of $850 per Board meeting attended (except that if the Director was a member of the Board of Directors of both the Corporation and North Valley Bank or Six Rivers National Bank, and both Boards met on the same day, the Director only received a single $850 fee for attending both meetings) and payments per Committee meeting attended of $200 (with the exception of Loan Committee, which pays $100 per meeting). As executive officers, Mrs Benson and Messrs. Cushman, Richter and Woodstrom did not receive Director's fees. During 2000, cash compensation paid to all Directors totaled $28,350, and payment of additional Director compensation of $85,442 was deferred under the EDCP. Directors electing coverage under the group health insurance plan available to employees of the Corporation have been required to pay 100% of their premiums since January 1989.

         Fees to be paid to the Directors of the Corporation and its Subsidiaries, effective January 2001, will be $500 per meeting of the Board of Directors of the Corporation and North Valley Bank and Six Rivers National Bank. Payments per committee meeting will be $250, except the Loan Committee which will be $100 per meeting. The Chairmen of the Board of Directors of the Corporation and North Valley Bank and Six Rivers National Bank will be paid $850 per Board of Directors meeting.

         Commencing in 1998, each outside Director of the Corporation receives an award of 600 shares of Common Stock (as adjusted for the 2-for-1 stock split in October 1998) as part of his or her annual retainer as a Director pursuant to the 1998 Employee Stock Incentive Plan. Each award is fully vested when granted to the outside Director.

         SUPPLEMENTAL RETIREMENT PLAN FOR DIRECTORS. The Supplemental Retirement Plan for Directors (the "Directors' Retirement Plan") was established by the Corporation as of October 1, 1988 and continued through December 31, 2000, as an unfunded and unsecured plan to provide deferred compensation to Directors of the Corporation who are not also employees of the Corporation or any affiliate ("Outside Directors"). Its general purpose is to aid in retaining the services of such Outside Directors. Outside Directors with 10 years of service to the Corporation or any of its subsidiaries are eligible to receive benefits under the Directors' Retirement Plan, which benefits consist of the payment (commencing upon the earlier of death or the 72nd birthday of the Director) of $5,000 per year for 10 years to the Director, his designated beneficiaries or (in the absence of such a designation) his surviving spouse, children or estate (in that order).

         The obligation to pay benefits under the Directors' Retirement Plan is the responsibility of the Corporation. The Corporation is authorized to purchase life insurance policies and/or annuity contracts in order to provide for payment of its obligations under the Directors' Retirement Plan, but such obligations have only the legal status of unfunded, unsecured promises to pay money in the future, and no one entitled to receive benefits under the Directors' Retirement Plan has, as a result, any rights to such policies or contracts or other specific property or assets of the Corporation unless an express trust is established for such purpose.

         As of December 31, 2000, the Corporation's accrued obligation under the Supplemental Retirement Plan for Directors was $262,512.

         This Plan was terminated effective December 31, 2000. See Deferred Compensation Plan on page 16.


NORTH VALLEY BANCORP 1989 DIRECTOR STOCK OPTION PLAN

         Under the North Valley Bancorp 1989 Director Stock Option Plan, as amended (the "1989 Director Plan"), which was adopted by the Board of Directors in December 1989 and by the shareholders of the Corporation at the 1990 Annual Meeting, each member of the Board of Directors, including employees who are Directors, automatically received every January a nonstatutory stock option to purchase 1,000 shares of the Corporation's Common Stock. Effective upon adoption of the North Valley Bancorp 1999 Director Stock Option Plan, no further grants of options have been made or will be made under the 1989 Director Plan. Pursuant to the 1989 Director Plan, as of April 16, 2001, the Corporation had outstanding options to purchase 40,698 shares of Common Stock.

         Options granted under the 1989 Director Plan vest immediately as to 20%, with an additional 20% vesting on each of the first four anniversary dates following the date of grant. Such options are exercisable for a period of 10 years from the date of grant at a price which shall be 85% of the fair market value of the Corporation's Common Stock on the date of grant. The exercise price can be paid by cash, certified check, official bank check or the equivalent thereof acceptable to the Corporation. Options granted pursuant to the 1989 Director Plan automatically expire three months after termination of service as a Director for any reason other than cause, death or disability. In the case of termination of service due to death or disability, such options terminate one year from the date of such termination of service. In the event that service as a Director is terminated for cause, the options granted pursuant to the Director Plan expire 30 days after such termination.

         The 1989 Director Plan is presently administered by the Board of Directors, which has the authority to delegate some or all of its duties to a committee of the Board of Directors appointed for this purpose, which committee must be composed of not less than three members of the Board of Directors. This committee is generally authorized to administer the 1989 Director Plan in all respects, subject to the express terms of the 1989 Director Plan.

         The 1989 Director Plan provides for adjustment of and changes in the shares of Common Stock reserved for issuance in the event certain changes occur or in the event of the sale, dissolution or liquidation of the Corporation or any reorganization, merger or consolidation of the Corporation.


NORTH VALLEY BANCORP 1998 EMPLOYEE STOCK INCENTIVE PLAN

         The North Valley Bancorp 1998 Employee Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Board of Directors in February 1998 and approved by the shareholders of the Corporation at the 1998 Annual Meeting. The Stock Incentive Plan provides for awards in the form of options (which may constitute incentive stock options or non-statutory stock options to key employees) and also provides for the award of shares of Common Stock to outside directors. The shares of Common Stock authorized to be granted as options under the Stock Incentive Plan consist of 600,000 shares (as adjusted for the 2-for-1 stock split in October 1998), increased in an amount equal to 2% of shares outstanding each year, commencing January 1, 1999. The Stock Incentive Plan defines "key employee" as a common-law employee of the Corporation, its parent or any subsidiary of the Corporation, an "outside director", or a consultant or advisor who provides services to the Corporation, its parent or any subsidiary of the Corporation. For purposes of the Stock Incentive Plan, an "outside director" is defined as a member of the Board who is not a common-law employee of the Corporation, its parent or any subsidiary of the Corporation.

         Pursuant to the Stock Incentive Plan, as of April 16, 2001, the Corporation had outstanding options to purchase 234,902 shares of Corporation Common Stock, with 544,419 shares remaining available for grant.

         Under the Stock Incentive Plan, each outside director is eligible to receive a stock award of 600 shares (as adjusted for the 2-for-1 stock split in October 1998) of Common Stock of the Corporation as part of his or her annual retainer payment from the Corporation. Such stock award is fully vested when granted to the outside director.

         The award of Common Stock to outside directors is fully taxable at the time of the grant. The Corporation receives a deduction for this amount. If the outside director disposes of the Common Stock prior to 12 months after the date of grant, any gain (or loss) will be a short-term capital gain. If the shares are held for longer than 12 months, any gain (or loss) will be taxed at long-term capital gain rates.

         The Stock Incentive Plan is administered by the Corporation's Board of Directors. As of April 16, 2001, the Committee members are Rudy V. Balma, Michael J. Cushman, William W. Cox, Royce L. Friesen, Dan W. Ghidinelli, Kevin
D. Hartwick, Thomas J. Ludden, Douglas M. Treadway, Dolores M. Vellutini and J.
M. Wells, Jr. The Committee must have a membership composition which enables the Stock Incentive Plan to qualify under SEC Rule 16b-3 with regard to the grant of Options or other rights under the Stock Incentive Plan to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or determining awards or other rights under the Stock Incentive Plan to persons subject to Section 16 of the Exchange Act.

         In the event that the Corporation is a party to a merger or other reorganization, outstanding Options and stock awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Corporation (if the Corporation is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.


NORTH VALLEY BANCORP 1999 DIRECTOR STOCK OPTION PLAN

          On April 1, 1999, the Board of Directors adopted the North Valley Bancorp 1999 Director Stock Option Plan (the "1999 Director Stock Option Plan"), pursuant to which all members of the Board of Directors are eligible for the grant of nonstatutory stock options to purchase shares of the Corporation's Common Stock. Nonstatutory stock options are options not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

           The 1999 Director Stock Option Plan replaced the existing North Valley Bancorp 1989 Director Stock Option Plan, as amended (the "1989 Director Plan") and was approved by the shareholders at the 1999 Annual Meeting.

            The 1999 Director Stock Option Plan is administered by the Board of Directors. All grants of options are at the discretion of the Board of Directors. The Board of Directors has the authority to delegate some or all of its duties in administering the 1999 Director Stock Option Plan to a committee of the Board of Directors appointed for this purpose, composed of not less than two members of the Board of Directors who qualify as non-employee directors. The body administering the 1999 Director Stock Option Plan is generally authorized to administer such Plan in all respects, subject to the express terms of such Plan, including the full power to make all determinations necessary or advisable for its administration.

            All members of the Board of Directors, including employees of the Corporation who are Directors, are eligible to participate in the 1999 Director Stock Option Plan. As of April 16, 2001, there were ten Directors eligible to participate in the 1999 Director Stock Option Plan.

            Shares covered by options granted pursuant to the 1999 Director Stock Option Plan are authorized but unissued shares of the Corporation's Common Stock. The maximum aggregate number of shares of Common Stock which may be optioned and sold under the 1999 Director Stock Option Plan is equal to 10 percent of the total shares of the Corporation's Common Stock issued and outstanding from time to time. As of April 16, 2001, there were options outstanding under the 1999 Director Stock Option Plan for the purchase of 343,544 shares of Common Stock. On the same date, there were 5,827,909 shares of Common Stock issued and outstanding. Thus, as of April 16, 2001, a total of 239,246 shares of Common Stock were available for the grant of additional options under the 1999 Director Stock Option Plan.

            The 1999 Director Stock Option Plan includes provisions for adjustment of and changes in the shares reserved for issuance in the event that the shares of Common Stock of the Corporation are changed into or exchanged for a different number of kind of shares of stock or other securities of the Corporation or other corporation, whether by reason or reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split or other changes.

            The 1999 Director Stock Option Plan also includes provisions regarding the sale, dissolution or liquidation of the Corporation and any reorganization, merger or consolidation in which the Corporation is not the surviving or resulting corporation. If the Corporation is not the surviving or resulting corporation, the Board of Directors shall have the power to terminate all options under the 1999 Director Stock Option Plan, provided that each optionee shall have the right prior to the effective date of such sale, dissolution, liquidation, reorganization, merger or consolidation to exercise any outstanding option in full, without regard to the option's vesting schedule.

            Options granted under the 1999 Director Stock Option Plan may only be nonstatutory stock options. Each option will be 20 percent exercisable or "vested" immediately upon the date of grant and will become further vested at the rate of 20 percent on each of the first four anniversary dates thereafter. Options are exercisable for a period of ten years after the date of grant. The exercise price for the options will be 85 percent of the fair market value of the shares on the date of grant, as determined by the Board of Directors. So long as the Corporation's Common Stock is traded on the Nasdaq National Market, such fair market value shall be equal to the last transaction price quoted for such date on the Nasdaq National Market.

            Each option granted under the 1999 Director Stock Option Plan has a termination date of ten years after the date of grant. In addition, each option automatically expires three months after termination of service as a Director other than for cause, except that in the case of termination of service due to mandatory retirement, death or disability, an option will remain in effect unchanged. If a Director is removed from the Board of Directors for cause, the option will expire 30 days after such termination of service.

            The Board of Directors may amend, suspend or terminate the 1999 Director Stock Option Plan at any time and for any reason. Any amendment is subject to the approval of the shareholders of the Corporation only to the extent required by applicable laws or regulations. No amendment or termination may adversely affect the rights of an optionee under a previously granted option, without the optionee's consent.

            No taxable income is recognized by an optionee upon the grant of a nonstatutory stock option under the 1999 Director Stock Option Plan. The exercise of a nonstatutory stock option granted under the 1999 Director Stock Option Plan results in the realization of ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. For federal income tax purposes, the Corporation will be entitled to a compensation expense deduction in the same amount. The 1999 Director Stock Option Plan allows an optionee to satisfy any withholding tax requirement in connection with the exercise of an option by the withholding of shares from the total number of shares issuable upon exercise of the option or by the delivery to the Corporation of shares of Corporation Common Stock that have been held by the optionee for at least six months. Any such arrangement must be acceptable to the Corporation.

                      REPORT OF THE COMPENSATION COMMITTEE

         The entire Board of Directors acts as the Corporation's compensation committee and reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer, and can, at its discretion, grant stock options to key officers of the Corporation and its affiliates who are primarily responsible for the management and growth of the Corporation's business. In conducting its review of salaries, the Board of Directors takes into consideration the overall performance of the Corporation and the Chief Executive Officer's evaluation of individual executive officer performance, with final decisions on base salary adjustments made in conjunction with the Chief Executive Officer.

         The Board of Directors determines the base salary for the Chief Executive Officer by: (1) examining the Corporation's performance against its preset goals, (2) examining the Corporation's performance within the banking industry, (3) evaluating the overall performance of the Chief Executive Officer, and (4) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the banking industry in the Corporation's market area. In February 2001, the Board approved the following salary increases: Mr. Cushman's annual salary was increased to $200,000, Mr. Richter's annual salary was increased to $125,000, and Mr. Woodstrom's annual salary was increased to $106,000.

         The Corporation does not have a formal bonus plan. The Board of Directors, at its discretion, awarded bonuses to its executive officers during 2000 including Messrs. Cushman, Richter, Woodstrom, and Mrs. Benson. During fiscal year 2000, the Board of Directors has studied and evaluated incentive compensation programs with the desire to adopt an incentive compensation policy that contains specific goals to be achieved by management. The policy will provide for incentive awards (short term annual bonus and long term stock options) based upon the success of management in attaining these goals. It is anticipated that the Board of Directors of the Corporation will approve such a policy in 2001.

         During 2000, the Board of Directors as it existed prior to completion of the Plan of Reorganization with Six Rivers National Bank, acted as the Corporation's Compensation Committee. The members are as follows: Rudy V. Balma, William W. Cox, Royce L. Friesen, Dan W. Ghidinelli, Thomas J. Ludden, Douglas
M. Treadway and J. M. Wells, Jr.

                               [GRAPHIC OMITTED]
                          STOCK PERFORMANCE CHART (1)
                              NORTH VALLEY BANCORP


                                                         PERIOD ENDING
                            -------------------------------------------------------------------------
Index                          12/31/95    12/31/96    12/31/97     12/31/98    12/31/99    12/31/00
-----------------------------------------------------------------------------------------------------
North Valley Bancorp(2)          100.00      116.80      178.05       139.94      125.64      156.31
S&P 500                          100.00      122.86      163.86       210.64      254.97      231.74
SNL $250M-$500M Bank Index       100.00      129.85      224.58       201.12      187.11      180.15


(1) Assumes $100 invested on December 31, 1995 in the Corporation's Common Stock, the S & P 500 composite stock index and SNL Securities' Northern California Proxy index, with reinvestment of dividends.

(2)      Source: SNL Securities

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Through its banking subsidiaries, North Valley Bank and Six Rivers National Bank, the Corporation has had and expects in the future to have banking transactions, including loans and other extensions of credit, in the ordinary course of its business with many of the Corporation's Directors, executive officers, holders of five percent or more of the Corporation's Common Stock and members of the immediate family of any of the foregoing persons, including transactions with corporations or organizations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others. Management believes that in 2000 such loan transactions did not involve more than the normal risk of collectibility or present other unfavorable features.

         J. M. "Mike" Wells, Jr., the General Counsel of the Corporation, Corporate Secretary and Director, is an attorney and "of counsel" of the law firm of Wells, Small, Selke & Graham, a Law Corporation, which contracted to provide professional legal services to the Corporation and its subsidiaries during 2000. The firm expects to provide professional legal services to the Corporation and its subsidiaries in the future. Wells, Small, Selke & Graham, a Law Corporation, received from the Corporation, North Valley Bank and Six Rivers National Bank in 2000 a total of $233,657 in legal fees and costs reimbursed.

         Mr. Wells has personally contracted with the Corporation, effective January 2001, to provide certain professional legal services as General Counsel, and to act as Corporate Secretary for the Corporation and its subsidiaries. It is contemplated that Mr. Wells will devote substantially all of his activities as an attorney to providing professional legal services to the Corporation and its subsidiaries.


                             AUDIT COMMITTEE REPORT

         The Audit Committee consists of the following members of the Corporation's Board of Directors: Dan W. Ghidinelli (Chairman), Rudy V. Balma, Royce L. Friesen, and Kevin D. Hartwick. Each of the members of the Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Corporation's independent accountants.

         Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Committee's responsibilities include assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Corporation. The Committee's primary responsibilities are to:

(1) serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system; (2) review and evaluate the audit efforts of the Corporation's independent accountants and internal audit department; (3) evaluate the Corporation's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and
(5) facilitate communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

         The Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2000 with the Corporation's management. The Committee has discussed with Deloitte & Touche LLP, the Corporation's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of Deloitte & Touche LLP with that firm.

         Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by:

Dan W. Ghidinelli (Chairman)
Rudy V. Balma
Royce L. Friesen
Kevin D. Hartwick


                                 PROPOSAL NO. 2
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche LLP, which served the Corporation as independent public accountants for the 2000 fiscal year, has been recommended by the Audit Committee of the Board of Directors of the Corporation as the Corporation's independent public accountants for the 2001 fiscal year. Deloitte & Touche LLP has no interest, financial or otherwise, in the Corporation. All Proxies will be voted for the ratification of the appointment of Deloitte & Touche LLP, unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If Deloitte & Touche LLP should for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute independent public accounting firm to be designated by the Audit Committee.

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the

Corporation's annual financial statements and for the reviews of the SAS 50 Letter on Pooling of Interests for the fiscal year ended December 31, 2000, were $180,000.

DUE DILIGENCE AND CONSULTATION ON MERGER WITH SIX RIVERS NATIONAL BANK

         The aggregate fees billed by Deloitte for due diligence and consultation on the merger with Six Rivers National Bank for the fiscal year ended December 31, 2000, were $119,319.

ALL OTHER FEES

         The aggregate fees billed by Deloitte for services rendered to the Corporation, other than the services described above under "Audit Fees" and "Due Diligence and Consultation", for the fiscal year ended December 31, 2000, were $49,950.

         The Audit Committee of the Board of Directors of the Corporation approved each professional service rendered by Deloitte during the 2000 fiscal year and considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

REQUIRED APPROVAL

         The approval of the ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent public accountants for the 2001 fiscal year requires the affirmative vote of the holders of a majority of the shares present or represented by Proxy and voting at the Meeting.

RECOMMENDATION OF MANAGEMENT

         The Board of Directors has approved the recommendation of Deloitte & Touche LLP to serve as the Corporation's independent public accountants for the year 2001 and recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP.

         A representative of Deloitte & Touche LLP is expected to attend the Meeting and will have the opportunity to make a statement if he or she desires to do so and will respond to appropriate questions from shareholders present at the Meeting.

                              SHAREHOLDER PROPOSALS

         The Corporation's 2002 Annual Meeting of Shareholders will be held on May 30, 2002. Shareholder proposals must be received by the Corporation no later than December 27, 2001, to be considered for inclusion in the Proxy Statement and Proxy for the 2002 Annual Meeting of Shareholders. Management of the Corporation will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 27, 2001, deadline.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, Proxies solicited hereby will be voted in accordance with the judgment of the persons holding such Proxies. All shares represented by duly executed Proxies will be voted at the Meeting.

                                           By Order of the Board of Directors,



                                           J. M. ("Mike") Wells, Jr.,
                                           Secretary


Redding, California
May 4, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER


This Audit Committee Charter has been adopted by the Board of Directors of North Valley Bancorp (the "Company"). The Audit Committee of the Board shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE:  ORGANIZATION

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of Nasdaq. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

The Board shall appoint one member of the Committee as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the outsource internal audit firm.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

RESPONSIBILITIES

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

         o Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

         o Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

         o Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

         o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

         o Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

         o Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

         o Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

         o Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

         o Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

         o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

--------------------------------------------------------------------------------
                                                 Please mark
                                                 your votes  | X |
                                                 like this

                                                                    WITHHOLD
                                                              FOR   FOR ALL
1. To elect as Directors the nominees set forth below:       [  ]    [  ]

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below:

01 Rudy V. Balma, 02 Royce L. Friesen, 03 Douglas M. Treadway

                                                       FOR   WITHHOLD  FOR ALL

2. To ratify the appointment of Deloitte &             [  ]    [  ]     [  ]
Touche LLP as independent public
accountants for 2001.

3. In their discretion the proxy holders are authorized to vote upon such other business as may properly come before the meeting.


                                              I PLAN TO ATTEND THE MEETING  [  ]



Signature(s)__________________________________________ Dated _____________, 2001

Please mark, date and sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If one or more than one Trustee, all should sign.
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.
--------------------------------------------------------------------------------
               ^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^


                           Vote by Telephone or Mail
                         24 Hours a Day, 7 Days a Week
      Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-----------------------------------          -----------------------------------
             TELEPHONE                                     MAIL
          1-800-840-1208

Use any touch-tone telephone to              Mark, sign and date your proxy card
vote your proxy. Have your proxy                           and
card in hand when you call. You                  return it in the enclosed
will be prompted to enter your                     postage-paid envelope.
control number, located in the box
below, and then follow the
directions given.
-----------------------------------          -----------------------------------

                      If you vote your proxy by telephone,
                  you do NOT need to mail back your proxy card.


--------------------------------------------------------------------------------

PROXY                         NORTH VALLEY BANCORP                         PROXY
OR           Proxy Solicited on Behalf of the Board of Directors
                            of North Valley Bancorp
              for the Annual Meeting of Shareholders, May 31, 2001

     The undersigned holder of Common Stock acknowledges receipt of the Notice of Annual Meeting of Shareholders of North Valley Bancorp and the accompanying Proxy Statement dated May 4, 2001, and revoking any proxy heretofore given, hereby constitutes and appoints Michael J. Cushman and Edward J. Czajka, and each of them, each with full power of substitution, as attorneys and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of North Valley Bancorp (the "Corporation"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held in the Administrative Offices of North Valley Bancorp, 880 East Cypress Avenue, Redding, California, on Thursday, May 31, 2001, at 5:00 P.M., or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof. All properly executed proxies will be voted as indicated.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2. WHEN THE PROXY IS PROPERLY EXECUTED, SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN IN THE PROXY, SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2 AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

     THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^